Exhibit H



                  THE SOUTHERN COMPANY AND SUBSIDIARY COMPANIES
                   Capitalization Ratios at September 30, 1997



                                                           Consolidated        Pro Forma
                                                             per 10-Q          Amounts (A)         Equity             Debt
                                                          ----------------   ---------------   ----------------   ----------------
Capitalization (in thousands of dollars)
     Common stock..................................        $3,447,958         $       -         $3,447,958
     Paid-in capital...............................         2,265,204                 -          2,265,204
     Retained earnings.............................         3,875,410           (92,182)(B)      3,783,228
     Preferred stock...............................           695,702            67,745 (B)        763,447
     Capital & preferred securities................         1,742,020           935,750 (B,D)    2,677,770
     Long-term debt................................        10,055,279         1,109,070.(B)                       $11,164,349
     Preferred due within one year.................            28,913                 -             28,913
     Long-term debt due within one year............           679,670                 -                               679,670
     Notes payable & commercial paper..............         1,871,505                 -                             1,871,505
                                                          ============       ===========       ============       ============
            Total (Incl Amts Due in 1 Year)........       $24,661,661        $2,020,383        $12,966,520        $13,715,524
                                                          ============       ===========       ============       ============


     Actual Amounts in Millions of Dollars.........           $24,661                              $12,055            $12,606
     Actual Capitalization Ratios..................             100.0%                                48.9%              51.1%

     Pro Forma Amounts in Millions of Dollars......           $26,683                              $12,967            $13,716
     Pro Forma Capitalization Ratios...............             100.0%                                48.6%              51.4%





            Pro Forma Consolidated Statements of Income (Unaudited)
                        (Stated in Thousands of Dollars)


                                                                           For the Twelve
                                                                            Months Ended     Pro Forma
                                                                          September 30, 1997 Amounts (A)   As Adjusted

OPERATING REVENUES                                                             $11,805,284   $      -     $11,805,284
                                                                               -----------   ---------    ------------
OPERATING EXPENSES:
Operation--
     Fuel                                                                       2,241,717           -       2,241,717
     Purchased power                                                            2,415,542           -       2,415,542
     Other                                                                      1,836,972           -       1,836,972
Maintenance                                                                       795,769           -         795,769
Depreciation and amortization                                                   1,186,509           -       1,186,509
Amortization of deferred Plant Vogtle costs                                       148,371           -         148,371
Taxes other than income taxes                                                     585,649           -         585,649
Income taxes                                                                      717,808     (54,912)(C)     662,896
                                                                               -----------   ---------    ------------
Total operating expenses                                                        9,928,337     (54,912)      9,873,425
                                                                               -----------   ---------    ------------
OPERATING INCOME                                                                1,876,947      54,912       1,931,859
OTHER INCOME:
Allowance for equity funds used during construction                                 5,992           -           5,992
Interest income                                                                    92,549           -          92,549
Other, net                                                                       (124,970)          -        (124,970)
Income taxes applicable to other income                                            14,359           -          14,359
                                                                               -----------   ---------    ------------
INCOME BEFORE INTEREST CHARGES                                                  1,864,877      54,912       1,919,789
                                                                               -----------   ---------    ------------
INTEREST CHARGES AND OTHER:
Interest on long-term debt                                                        618,529      76,186 (C)     694,715
Allowance for debt funds used during construction                                 (14,306)          -         (14,306)
Interest on notes payable                                                          93,746           -          93,746
Amortization of debt discount, premium and expense, net                            22,431           -          22,431
Other interest charges                                                             50,863           -          50,863
Minority interest in subsidiaries                                                  21,479           -          21,479
Distributions on capital and preferred securities of subsidiary companies          94,817      67,729 (C,D)   162,546
Preferred dividends of subsidiary companies                                        61,313      (1,832)(C)      59,481
                                                                               -----------   ---------    ------------
Interest charges and other, net                                                   948,872     142,083       1,090,955
                                                                               -----------   ---------    ------------

CONSOLIDATED NET INCOME                                                        $  916,005    $(87,171)    $   828,834
                                                                               ===========   =========    ============

                          (See Notes on Following Page)

                                      NOTES

(A) The amounts and types of the securities to be issued will be dependent upon, among other things, market conditions prevailing at the time of issuance. The amounts estimated to be issued are the maximum amounts requested in the subject application, together with remaining authorizations in certain previous applications, and are used solely for the purpose of illustrating the effect upon Southern Company consolidated capitalization and earnings. In addition, no assumptions are made in connection with possible refundings.

(B) To give effect to (i) the proposed issuance of $500,000,000 of preferred securities by Alabama Power Company; (ii) the proposed issuance of $310,750,000 of preferred securities by Georgia Power Company; (iii) the proposed issuance of $75,000,000 of preferred securities by Mississippi Power Company; (iv) the issuance in January 1998 by Gulf Power Company of $45,000,000 of 7% Trust Preferred Securities and the proposed issuance by Gulf Power Company of $5,000,000 additional preferred securities, $200,000,000 of first mortgage bonds, $200,000,000 of preferred stock, and $159,070,000 of pollution control obligations; and (v) the collective retirements of $132,255,000 of preferred stock at various rates by Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company in connection with tender offers on December 10, 1997 and fees and expenses recorded therefrom.

(C) To give effect to (i) the proposed issuance of $500,000,000 of preferred securities by Alabama Power Company at an assumed rate of 7.25%; (ii) the proposed issuance of $310,750,000 of preferred securities by Georgia Power Company at an assumed rate of 7.25%; (iii) the proposed issuance of $75,000,000 of preferred securities by Mississippi Power Company at an assumed rate of 7.25%; (iv) the issuance in January 1998 by Gulf Power Company of $45,000,000 of 7% Trust Preferred Securities and the proposed issuance by Gulf Power Company of $5,000,000 additional preferred securities at an assumed rate of 7.25%, $200,000,000 of first mortgage bonds at an assumed rate of 7%, $200,000,000 of preferred stock at an assumed rate of 6.50%, and $159,070,000 of pollution control obligations at an assumed rate of 5.50%; and (v) the collective retirements of $132,255,000 of preferred stock at various rates by Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company in connection with tender offers on December 10, 1997 and net gains and fees recorded therefrom.

(D) To give effect to the proposed issuance of $350,000,000 of senior notes by Gulf Power Company and the proposed issuance of $400,000,000 senior notes by Mississippi Power Company, both of which are contemplated in this Form U-1 application.